FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

      This First Amendment to Stock Purchase Agreement (the "AMENDMENT") amends certain provisions of the Stock Purchase Agreement dated July 8, 1996 (the "STOCK PURCHASE AGREEMENT"). This Amendment is entered into on July 29, 1996 (the "EFFECTIVE DATE"), by and among Dawson Production Services, Inc., a Texas corporation (the "BUYER") and PSD Investments, Ltd., a Texas limited partnership (the "SELLER"), John Randall Taylor, an individual residing in Panola County, Texas, in his individual capacity, and as general partner and sole managing partner of the Seller, and his spouse, Kathy Dianne Taylor, who is also an individual residing in Panola County, Texas, in her individual capacity, and as a general partner of the Seller (together "TAYLOR"). In this Amendment, capitalized terms shall have the meanings given to them in the Stock Purchase Agreement.

                                    RECITALS:

      WHEREAS, the parties previously entered into the Stock Purchase Agreement relating to the sale of the shares and membership interests of certain entities owned directly or indirectly by Seller; and

      WHEREAS, the parties reaffirm all of the terms, covenants and commitments including the representations and warranties set forth in the Stock Purchase Agreement; and

     WHEREAS, the parties desire to amend the Stock Purchase Agreement to add several additional provisions;

      NOW, THEREFORE, in consideration of the premises and the mutual promises, and of the representations, warranties, and covenants contained in this Amendment, the parties agree as follows:

      1. SECTION 3.7.Seller's Disclosure Statement shall be amended to include the items listed on Exhibit A to this Amendment.

      2.    ENVIRONMENTAL.   Seller and Buyer agree as follows:

            (a) NORM WASTES. Within 10 days after the Closing, the Buyer, at its sole cost, shall retain a consultant experienced with naturally occurring radioactive materials ("NORM") associated with the oil and gas industry, which consultant shall be reasonably acceptable to Seller, for the purpose of sampling for NORM at the facilities to determine whether sludges, sediments or other solids will be subject to NORM disposal requirements pursuant to Texas Railroad Commission Rule 94. All samples shall be taken within 21 days after the Closing, and the Buyer shall have notified the Seller of the results within 45 days after the Closing. If after such sampling all of the following conditions are determined by the Buyer to exist within any of the tanks located at the facilities, the Seller shall, within 120 days after notification from the Buyer, remove and

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properly dispose of in accordance with all Environmental, Health and Safety
Laws, all sludges, sediments and other solids and sediments within such tank:

                    (i) Sludges, sediments or other solids within a tank are determined to exhibit characteristics which subject the materials to the disposal requirements of Rule 94 for NORM wastes by the Texas Railroad Commission;

                   (ii) Such sludge, sediments or other solids have accumulated to a depth of six inches or more; and

                  (iii) The cost of properly removing and disposing of all such sludge, sediment or solids within all tanks at such facility, using the most cost-efficient process that is in accordance with all Environmental Health and Safety Laws, exceeds seven thousand five hundred dollars ($7,500.00), as reasonably estimated by such consultant; PROVIDED, HOWEVER, that the provisions of Section 7.3(a)(i) of the Stock Purchase Agreement shall apply with respect to the allocation of the payment of the total environmental remediation costs attibutable to any facility which costs shall include any costs associated with the removal of any such NORM waste.

      The Buyer and the Seller agree to use reasonable efforts to cooperate in such activities. The Seller and the Buyer further agree that any such remediation shall not result in unreasonable disruption to the operations of the facility or damage to the facility; PROVIDED, HOWEVER, that the Buyer acknowledges that the removal of such sludge, sediment or solids will require that the operations with respect to such tank cease temporarily and the Buyer agrees to remove the fluid from the tanks to the extent necessary to remove the sludge, sediment or solids from the tanks.

            (b) PERMIT AMENDMENT. The Seller shall use its best efforts to obtain an amendment, within 90 days from the date of Closing, of the Centex Pit B permit to authorize the storage of solids in Centex Pit B. If such permit amendment is not obtained within such time period, the Seller, at its sole cost, shall immediately, and in accordance with all Environmental, Health and Safety Laws, remove and properly dispose of all solids within Centex Pit B and take such other actions as are necessary to ensure Centex Pit B conforms to the existing permit. The Buyer agrees to load and transport such clean-out material to the Freestone Cavern and the Seller agrees to reimburse the Buyer its costs for such loading and transportation.

            (c) LABELING. The Seller shall, within 90 days after the date of Closing, cause all tanks and containers to be labeled in accordance with OSHA Hazard Communication standards.

            (d) DRUM REMOVAL. The Seller shall, within 30 days after Closing, remove and dispose of, in accordance with all Environmental, Health and Safety Laws, any and all drums, which in the Buyer's reasonable opinion, are not required for the ongoing operation of the facilities. Within 10 business days after the Closing, the Buyer shall identify all such drums for the Seller.

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            (e) REMEDIATION. The Seller shall remediate the lube oil release at the Easton yard by fertilizing and tilling the soil.

            (f) SPILL CONTAINMENT. The Seller shall, within 30 days after Closing, improve the spill containment system surrounding the diesel fuel tank at the Easton yard to meet the requirements of any applicable spill prevention or control requirements imposed by EPA or the TNRCC.

            (g) SPCC PLANS. The Seller shall, within 120 days after Closing, prepare SPCC plans meeting the requirements of 40 CFR Part 112. The Seller further agrees, at its sole cost, to prepare any plans and to implement any physical changes at the facilities, and to cooperate with Buyer in the selection of any physical or procedural requirements that need to be implemented, as a result of the requirements of 40 CFR Part 112.

            (h) STORMWATER PERMIT. The Seller agrees, within 120 days after Closing, to obtain all necessary state and federal permits required for the discharge of storm water from the Carthage, Caldwell and Pineland facilities. The Seller further agrees, at its sole cost, to prepare any plans and to implement any physical changes at the facilities, and to cooperate with the Buyer in the selection of any physical or procedural requirements that need to be implemented, as a result of the requirements of such stormwater permit(s).

            (i) SARA TITLE III. The Seller agrees, within 120 days after Closing, to make all reports and notices required by 40 CFR Part 370. The Seller further agrees to cooperate with the Buyer in the determination of the form and content of such reports.

            (j) WELLHEAD MAINTENANCE. The Seller agrees, within 30 days after Closing, to remove overgrown grass and weeds around the wellheads of each of the facilities.

            (k) PIT CLEANOUT. The Seller agrees, within 90 days after Closing, to clean out any pits which are reasonably determined by Buyer to have less than 80% capacity due to the accumulation of solids or sediments. The Buyer agrees to load and transport such clean-out material to the Freestone Cavern and Seller agrees to reimburse the Buyer its costs for such loading and transportation.

            (l) UPDATE RECORDS. The Seller agrees to use its best efforts to cause the Texas Railroad Commission to update, within 90 days after Closing, its records concerning the State Wide Rule 14(b)(2) exemption status of the Deberry SWD #1 and Brady SWD #1A wells.

            (m) TATUM SWD #1. If the Buyer notifies the Seller within 60 business days after the Closing, the Seller shall properly plug and abandon Tatum SWD No. 1 in accordance with all Environmental Health and Safety Laws. If the Buyer notifies the Seller prior to conducting any repair operations (as opposed to diagnostic evalutations), of its election to require the Seller to plug and abandon the Tatum SWD No. 1, the Seller shall pay all costs associated with such operations and shall be entitled to the salvage. If the Buyer notifies the Seller of its election to require the Seller to plug and abandon the Tatum SWD No. 1 after repair operations

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have been performed, the Seller shall pay the first $10,000 of the expenses associated with such operations and shall be entitled to the salvage.

            (n) The Buyer and the Seller have reviewed the environmental issues raised in the memorandum dated July 22,1996 to Dawson Production Services from Steve Morton, Counsel to the Buyer, regarding recommendations on environmental issues. The Seller agrees that disclosure of the issues contained in such memorandum and the provisions of this Agreement do not constitute a waiver of any rights granted to the Buyer by the Stock Purchase Agreement or this Amendment.

      3. LITIGATION. The parties acknowledge that the following lawsuits have been filed since the Effective Date of the Agreement: (i) a case styled E.E. Baldwin Trust vs. Randy Taylor and Taylor Service Company, Cause No. 467, pending in Small Claims Court, Precinct No. 5, Jim Wells County, Texas filed on or about July 10, 1996 (the "BALDWIN LAWSUIT"); and (ii) a case styled Texas Workers' Compensation Insurance Facility vs. Taylor Interests, Inc., D/B/A Taylor Service Company, and John Randall ("Jr.") Taylor, Individually, Cause No. 9608303 pending in the 250th Judicial District Court of Travis County, Texas Taylor Service Company and John Randall Taylor, individually filed on or about July 25, 1996 (the "WORKERS' COMPENSATION LAWSUIT"). The parties reaffirm and agree that to the extent that insurance does not compensate the Buyer or the Companies for any damages, liabilities or other losses incurred in connection with any matter identified in Section 3.18 of Seller's Disclosure Schedule, in connection with the Baldwin Lawsuit or the Workers' Compensation Lawsuit or any other currently threatened or pending litigation, including losses resulting from any retroactive adjustment of insurance premiums, or in connection with any other matter for which the Buyer is entitled to indemnification under the Stock Purchase Agreement, that the Seller and Taylor shall reimburse and indemnify (as provided in Section 7 of the Purchase Agreement) the Buyer for all such losses.

      4. DEFENSE OF LITIGATION.

      With respect to the Workers' Compensation Lawsuit, the case styled Vortoil Separation Systems, USA v. Taylor Interests, Inc. dba Taylor Service Company, Cause No. 1996-A-146 pending in the 123rd Judicial District Court of Panola County, Texas, the case styled Allison v. Taylor Interests, Inc., Cause No. 1993-A-132, pending in the 123rd District Court of Panola County, Texas and any other lawsuit that is threatened or pending at the time of the Closing and not defended in its entirety by an insurance carrier, the parties agree that the Seller will conduct and directly pay for the defense of such lawsuit and that the terms of Section 7.5 of the Stock Purchase Agreement shall govern such defense.

      5. GUARANTIES. The Buyer agrees to use its best efforts to cause the release of the following personal guaranties within 10 business days of the Closing, but shall obtain such release in no event later than 30 business days after the Closing. If any one or more such releases are not obtained, the Buyer agrees to indemnify John Randall Taylor or Kathy Taylor, as applicable, to the extent that John Randall Taylor or Kathy Taylor are required to honor such guaranties: (a)Continuing Guaranty to SAFECO Credit Company, Inc. dated April 19, 1994, executed by

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John R. Taylor; (b)Continuing Guaranty to SAFECO Credit Company, Inc. dated
September 22, 1992, executed by John R. Taylor; (c) Continuing Guaranty to SAFECO Credit Company, Inc. dated February 8, 1991, executed by John R. Taylor;
(d) Personal Guaranty to General Electric Capital Corporation executed on or about December 16, 1993, by Randy Taylor; (e) Personal Guaranty to General Electric Capital Corporation executed on or about December 16, 1993, by Kathy D. Taylor; (f) Personal Guaranty to MetLife Capital Corporation and/or MetLife Capital, Limited Partnership, executed on or about August 23, 1993, by John R. Taylor and Kathy Taylor; (g) Personal Guaranty to MetLife Capital Corporation and/or MetLife Capital, Limited Partnership, executed on or about February 4, 1994, by John R. Taylor and Kathy Taylor; (h) Continuing Guaranty to Associates Leasing, Inc. dated July 7, 1989, executed by Randy Taylor; (i) Continuing Guaranty to Associates Commercial Corporation dated July 8, 1994, executed by Randy Taylor; (j) Continuing Guaranty to Associates Commercial Corporation dated December 16, 1992, executed by Randy Taylor; (k) Continuing Guaranty to Associates Commercial Corporation dated November 17, 1992, executed by Randy Taylor; (l) Continuing Guaranty to Associates Commercial Corporation dated February 27, 1992, executed by Randy Taylor; (m) Undated Continuing Guaranty to Associates Commercial Corporation executed by Randy Taylor; (n) Undated Continuing Guaranty to Associates Commercial Corporation executed by Randy Taylor; (o) Continuing Guaranty to Associates Commercial Corporation dated August 7, 1989, executed by Randy Taylor; (p) Continuing Guaranty to Associates Commercial Corporation dated June 2, 1988, executed by Randy Taylor; (q) Guaranty of Randy Taylor reflected in that certain Loan Agreement dated July 19, 1994 between Taylor Interests, Inc. and Panola National Bank; (r) Guaranty of Randy Taylor provided in the Real Estate Lien Noted dated April 15, 1994 between Taylor Caldwell Properties, LLC and Citizen's State Bank; and (s) Continuing Guaranty to Premier Bank, National Association (now Bank One, Louisiana, NA) dated December 16, 1992 executed by John Randall Taylor; (t) Continuing Guaranty to Premier Bank, National Association (now Bank One, Louisiana, NA) dated December 16, 1992 executed by Kathy D. Taylor. In addition to the foregoing, the Buyer agrees to use its best efforts to obtain releases of any and all guaranties, copies of which are provided to Buyer by the Seller or Taylor within one year from the Closing, the releases to be obtained within the time frames set forth above, as long as the debt covered by such guaranties is disclosed on
Section 3.14(d) to Seller's Disclosure Schedule.

      6. REPAYMENT OF DEBT. The Seller and Taylor represent and warrant that as of the date of Closing and after the payment by Taylor Interests, Inc. to John Randall Taylor of $2,505,629, that there are no outstanding notes or other obligations by any of the Companies to the Seller, to John Randall Taylor or to Kathy Taylor. If, following the closing, John Randall Taylor or Kathy Taylor come into possession of a promissory note to one or both of them from any one or more of the Companies which is not cancelled and delivered at the closing, they shall promptly mark such promissory note "Paid in Full and Cancelled" and deliver it to the Seller.

      7. VEHICLE TITLES. Within 10 days of the Closing, the Seller and Taylor shall have caused all vehicle titles to be signed by the appropriate officers of Taylor Interests, Inc. or of the Company holding title and furthermore, the Seller or Taylor shall have taken the appropriate action and paid all fees necessary to transfer title to the following trucks into the name of Taylor Interests, Inc.:

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      Unit No. 104 held in the name of John Randall Taylor
      Unit No. 105 held in the name of John Randall Taylor
      Unit No. 114 held in the name of Associates Leasing, Inc. Unit No. 516 held in the name of Associates Leasing, Inc. Unit No. 517 held in the name of Ford Equipment Leasing Unit No. 518 held in the name of Ford Equipment Leasing

      8. EMPLOYEE BENEFITS. The Seller acknowledges, reaffirms and agrees that any penalties resulting from the failure of any one or more of the Companies at any time prior to the Closing to file a Form 5500 or other form required by any government entity and any costs, including but not limited to legal and accounting costs associated with the preparation and filing of such forms that should have been filed prior to Closing, shall be the responsibility of the Seller and that any liabilities resulting from the Seller's or any of the Companies failure to operate any Employment Benefit Plan according to the terms of such plan and according to the law shall be the responsibility of the Seller.

      9. PURCHASE PRICE. Section 1.2 of the Stock Purchase Agreement is hereby amended to the extent necessary to provide that the Buyer's Note shall be in the amount of $1.75 million, and shall be in the form attached to this Amendment as Exhibit B, and the cash portion of the purchase price shall be reduced accordingly to $10.25 million. The remaining provisions of Section 1.2 are hereby affirmed in all respects.

      10. CASH AT CLOSING. Attached as Exhibit C is a statement showing the proper adjustments to the Purchase Price as provided in Section 1.2(a) of the Stock Purchase Agreement.


      11. RESIGNATION OF KATHY TAYLOR. Within three days of the Closing, Seller shall provide Buyer with the resignation, effective as of the Closing, of Kathy Dianne Taylor as Secretary of each of the Companies.

      12. AFFIRMATION OF STOCK PURCHASE AGREEMENT. All provisions of the Stock Purchase Agreement are hereby affirmed as if set forth in this Agreement in full. The Buyer and the Seller agree and reaffirm that the fact that the Buyer has conducted a review of some of the Seller's records shall not cause a waiver of any provision of the Stock Purchase Agreement.

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

                                 BUYER:

                                 DAWSON PRODUCTION SERVICES, INC.

                                 By: /s/ MICHAEL E. LITTLE
                                         Michael E. Little
                                 Title:  CEO


                                 SELLER:

                                 PSD INVESTMENTS, LTD.

                                 By: /s/ JOHN RANDALL TAYLOR
                                         John Randall Taylor
                                 Title: Sole Managing Partner


                                 TAYLOR:

                                 /s/  JOHN RANDALL TAYLOR
                                      John Randall Taylor

                                 /s/  KATHY DIANNE TAYLOR
                                      John Randall Taylor

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